UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 4, 2008
CPEX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-33895	26-1172076

(Commission file number)	(IRS Employer Identification Number)
2 Holland Way, Exeter, New Hampshire 03833
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (603) 658-6100
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     On December 4, 2008, we and Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) filed a lawsuit against Upsher-Smith Laboratories, Inc. for infringement of CPEX’s U.S. Patent No. 7,320,968, which covers Testim® 1% testosterone gel. We filed this lawsuit in the United States District Court for the District of Delaware under the Hatch-Waxman Act in response to the notice from Upsher-Smith of its filing of an Abbreviated New Drug Application (ANDA) containing a paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel. That certification notice stated that Upsher-Smith does not believe that the product for which it is seeking approval infringes our patent covering Testim. Our patent is listed in Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration, and will expire in January 2025.
     Under the Hatch-Waxman Act, final FDA approval of Upsher-Smith’s proposed generic product will be stayed until the earlier of 30 months or resolution of the patent infringement lawsuit. Should Upsher-Smith receive a tentative approval of its generic version of Testim from the FDA, it cannot lawfully launch its generic of Testim in the U.S. before the earlier of the expiration of the currently pending 30-month stay or a district court decision in its favor. Upsher-Smith will also not be able to lawfully launch a generic version of Testim in the U.S. without the necessary final approval from the FDA.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPEX PHARMACEUTICALS, INC. Registrant
By:	/s/ Robert P. Hebert
Robert P. Hebert
Vice President and Chief Financial Officer

Dated: December 4, 2008